UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2015

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On September 15, 2015, Simmons First National Corporation (“Company”) issued a press release announcing that its wholly owned subsidiary, Simmons First National Bank (“Bank”), entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) to terminate all existing loss share agreements with the FDIC and received a payment of $2.368 million from the FDIC as consideration for the early termination of the agreements. These loss share agreements were entered into by the Bank in 2010 and 2012 in conjunction with the Bank acquiring substantially all of the assets and assuming substantially all of the liabilities of four failed banks in FDIC-assisted acquisitions. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

10.1	Termination Agreement among Federal Deposit Insurance Corporation, as Receiver of Southwest Community Bank, Springfield, Missouri; Receiver of Security Savings Bank F.S.B., Olathe, Kansas; Receiver of Truman Bank, St. Louis, Missouri; and Receiver of Excel Bank, Sedalia, Missouri; Federal Deposit Insurance Corporation and Simmons First National Bank, dated as of September 15, 2015.

99.1	Press Release of Simmons First National Corporation issued September 15, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Robert A. Fehlman, Senior Executive Vice President,
Date: September 15, 2015	Chief Financial Officer and Treasurer

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INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Termination Agreement among Federal Deposit Insurance Corporation, as Receiver of Southwest Community Bank, Springfield, Missouri; Receiver of Security Savings Bank F.S.B., Olathe, Kansas; Receiver of Truman Bank, St. Louis, Missouri; and Receiver of Excel Bank, Sedalia, Missouri; Federal Deposit Insurance Corporation and Simmons First National Bank, dated as of September 15, 2015.

99.1	Press Release of Simmons First National Corporation issued September 15, 2015.

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